UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




                                January 10, 2003
                             ----------------------
                                 Date of Report



                                 Rent-Way, Inc.
                                 --------------
             (Exact name of registrant as specified in its charter)




       Pennsylvania                   000-22026                 25-1407782
  ----------------------           ---------------           ----------------
 (State or other              (Commission File Number)      (IRS Employer
      jurisdiction of                                        Identification No.)
              corporation)





One RentWay Place, Erie, Pennsylvania                           16505
--------------------------------------------------------------------------------
(Address of principal executive offices)                       Zip Code



Registrant's telephone number, including area code:         (814) 455-5378
                                                       -------------------------





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Item 5.           Other Events

ERIE, PA - January 10, 2003 -- Rent-Way, Inc. (NYSE:RWY) responded to yesterday's action by Standard & Poor's to change Rent-Way's credit and bank loan ratings from "CCC+" to "CCC." Standard & Poor's also changed Rent-Way's outlook from "Credit Watch with negative implications" to "Developing."

"We are well aware of the issues that S&P cited and are actively working on refinancing our outstanding bank debt," commented Bill McDonnell, Rent-Way's Vice-President and Chief Financial Officer. "Over the last two years we have significantly improved margins and EBITDA while also reducing bank debt by over $100 million. We continue to work with Salomon Smith Barney to develop and evaluate our refinancing options. As a part of our plan we have entered into an agreement with Rent-A-Center to sell 295 of our stores with the net proceeds to be used to pay bank debt and reduce leverage. We expect to be in the market with our refinancing after closing the store sale. Finally, it is encouraging to report that our operating performance in the first quarter of fiscal 2003 was very strong, with revenues of approximately $142 million, slightly ahead of our guidance for the quarter."

"In sum, we believe we are on the right track and we will continue to work diligently toward a successful refinancing," Mr. McDonnell concluded.

Rent-Way is the second-largest operator of rental-purchase stores in the United States. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 1,061 stores in 42 states. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements contain the words "projects", "anticipates", "believes", "expects", "intends", "will", "may" and similar words and expressions. Each such statement is subject to uncertainties, risks and other factors that could cause actual results or performance to differ materially from the results or performance expressed in or implied by such statements. The forward-looking statements in this news release that contain projections of the company's expected financial performance and other projections regarding future performance are inherently subject to change given the nature of projections and the company's actual performance may be better or worse than projected. Uncertainties, risks and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by forward-looking statements in this news release include: (1) the company's ability to normalize and control its operating expenses and to continue to realize operating efficiencies, (2) the company's ability to develop, implement and maintain adequate and reliable internal accounting systems and controls, (3) the company's ability to retain existing senior management and to attract additional management employees, (4) general economic and business conditions, including demand for the company's products and services, (5) general conditions relating to the rental-purchase industry, including the impact of state and federal laws regulating or otherwise affecting the rental-purchase transaction, (6) competition in the rental-purchase industry, including competition with traditional retailers, (7) the company's ability to make principal and interest payments on and to refinance on more favorable terms its high level of outstanding debt, (8) the outcome of the class action lawsuit and the shareholder derivative lawsuit commenced against the company, (9) the outcome of the continuing investigations involving the company commenced by the SEC and the U.S. Department of Justice,
(10) the company's ability to satisfy the conditions required under and to otherwise close the transactions contemplated by its definitive agreement with Rent-A-Center, and (11) the company's ability to reduce corporate-level and other expenses following the sale of stores to Rent-A-Center. A discussion of other risk factors that may cause actual results to differ from the results expressed in or implied by these forward-looking statements can be found in the company's periodic filings with the SEC. The company disclaims any duty to provide updates to the forward-looking statements made in this news release

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                  Rent-Way, Inc.
                             -----------------------
                                   (Registrant)




     January 10, 2003                          /s/ William A. McDonnell
---------------------------              ---------------------------------------
            Date                                       (Signature)
                                                  William A. McDonnell
                                                   Vice President and
                                                Chief Financial Officer




     January 10, 2003                           /s/ John A. Lombardi
---------------------------              ---------------------------------------
            Date                                      (Signature)
                                                   John A. Lombardi
                                         Chief Accounting Officer and Controller